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                                                                       EXHIBIT 5

                    [EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]

                                 March 30, 1999


Board of Directors of
  Frontier Insurance Group, Inc.
195 Lake Louise Marie Road
Rock Hill, New York 12775-8000

                        Re: Employee Stock Purchase Plan


Gentlemen:

         We have acted as counsel to Frontier Insurance Group, Inc. (the "Company") in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 1,000,000 shares (the "Shares") of the Company's authorized and unissued shares of Common Stock, $.01 par value, and/or outstanding shares of such Common Stock, to be sold to employees pursuant to the Company's Employee Stock Purchase Plan.

         As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers of the Company and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

         In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of the foregoing, we are of the opinion that the authorized and unissued Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Employee Stock Purchase Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                                  Very truly yours,

                                  EPSTEIN BECKER & GREEN, P.C.

                                  By: /s/ Sidney Todres
                                     -------------------------
                                      Sidney Todres

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